UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
RUBRIK, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3495 Deer Creek Road
Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 25, 2025 at 2:00 p.m. Pacific Time

Dear Stockholder:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Rubrik, Inc., a Delaware corporation (“Rubrik”) to be held virtually on June 25, 2025 at 2:00 p.m. Pacific Time. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RBRK2025 and logging in with the 16-digit control number located on the Notice of Internet Availability of Proxy Materials you received via email. Once logged in, you will be able to listen to the meeting live, submit questions, and vote online.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:
1.To elect the Board’s two nominees for Class I directors, John W. Thompson and Yvonne Wassenaar, to hold office until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal;
2.To ratify the appointment by the Audit Committee of the Board of Directors of Rubrik of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026; and
3.To conduct any other business properly brought before the Annual Meeting.
Our Board of Directors has fixed the close of business on April 28, 2025 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 28, 2025 and their proxy holders are entitled to vote at the Annual Meeting. A complete list of stockholders of record will be available for examination at our headquarters at 3495 Deer Creek Road, Palo Alto, California 94304, by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date, inclusive. If you would like to view the list, please email us at ir@rubrik.com.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 25, 2025 at 2:00 p.m. Pacific Time at www.virtualshareholdermeeting.com/RBRK2025.
The Notice of Annual Meeting, Proxy Statement, and Rubrik’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, are available electronically at https://ir.rubrik.com and www.ProxyVote.com. These proxy materials are first being made available to stockholders on May 13, 2025.
By Order of the Board of Directors

Bipul Sinha
Chief Executive Officer and Chairman
Palo Alto, CA
May 13, 2025

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting.

RUBRIK, INC.
PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

RUBRIK, INC.
3495 Deer Creek Road
Palo Alto, California 94304

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 25, 2025 at 2:00 p.m. Pacific Time
GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Rubrik, Inc. for the purposes described in this proxy statement for the Annual Meeting (this “Proxy Statement”). The Annual Meeting will be held virtually via a live webcast on June 25, 2025 at 2:00 p.m. Pacific Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended January 31, 2025 (the “2025 Annual Report”) is first being mailed on or about May 13, 2025 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 28, 2025 (the “Record Date”), you or your proxy holder are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/RBRK2025 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Rubrik, Inc. as “Rubrik,” “Company,” “we,” “us,” or “our,” and to the Board of Directors of Rubrik as “our Board of Directors” or “Board.” The 2025 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2025 Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, should not be considered to be part of this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS
What am I voting on?
You will be voting on:
•Proposal 1: To elect the Board’s two Class I nominees for directors, John W. Thompson and Yvonne Wassenaar, to serve until the 2028 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal; and
•Proposal 2: To ratify the appointment by the Audit Committee of the Board of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.
What are the voting recommendations of our Board of Directors?
Our Board of Directors recommends that you vote “FOR” each of the director nominees named in Proposal 1, and “FOR” the ratification of the selection of KPMG as our independent public accounting firm as described in Proposal 2.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because our Board of Directors is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to first mail the Notice and make this Proxy Statement and the form of proxy available to stockholders on or about May 13, 2025.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 123,423,673 shares of Class A common stock and 69,950,946 shares of Class B common stock outstanding.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying shareholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/RBRK2025.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/RBRK2025. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice or proxy card. If you are the beneficial owner of shares held in “street name,” your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee.
The webcast of the Annual Meeting will begin promptly at 2:00 p.m. Pacific Time on June 25, 2025. We encourage you to access the meeting prior to the start time. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/RBRK2025 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
What if I cannot find my Control Number?
Please note that if you do not have your control number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/RBRK2025 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a brokerage firm, bank, or other nominee), you will need to contact that brokerage firm, bank, or other nominee to obtain your control number prior to the Annual Meeting.
Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name: If you are a stockholder of record, you may vote (i) at the Annual Meeting or (ii) in advance of the Annual Meeting by proxy over the telephone, through the internet, or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.
•To vote in advance of the Annual Meeting (i) through the internet, go to www.ProxyVote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions accompanying your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m. Eastern Time on June 24, 2025 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/RBRK2025, starting at 2:00 p.m. Pacific Time, on June 25, 2025. You will need to enter the control number located on the Notice, on your proxy card, or in the instructions that accompany your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee: If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us.
How many votes do I have?
Each holder of shares of our Class A common stock will have one vote per share held as of the close of business on the Record Date. Each holder of shares of our Class B common stock will have 20 votes per share held as of the close of business on the Record Date.
What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
Can I change my vote after submitting my proxy?
Yes. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•Submit another properly completed proxy card with a later date.

•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to our Secretary via email at ChiefLegalOfficer@rubrik.com.
•Attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner of shares held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, or by using a printed proxy card, or online during the Annual Meeting.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote in advance of the Annual Meeting by completing a printed proxy card through the internet, or by telephone, or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the following recommendations of our Board of Directors:
•“For” the election of each of the Class I director nominees named in this Proxy Statement, and
•“For” the ratification of the appointment by the Audit Committee of the Board of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2026.
If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank, or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions and withheld votes will have no impact on the outcome of such proposal as long as a quorum exists.
Brokerage firms, banks, and other nominees have discretionary voting power over “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if supported by management.
When a beneficial owner of shares held in “street name” does not give voting instructions to their broker, bank, or other nominee as to how to vote on matters deemed to be “non-routine,” the broker, bank, or other such nominee cannot vote the shares. When there is at least one “routine” matter that the broker, bank, or other nominee votes on at a meeting, the uninstructed shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
Accordingly, your brokerage firm, bank, or other nominee may vote your shares on Proposal No. 2, which is considered a “routine” matter. Your brokerage firm, bank, or other nominee may not, however, vote your shares on Proposal No. 1, which is considered a “non-routine” matter, without your instructions, which would result in a “broker non-vote.” In such case, your shares would not be counted as having been voted on Proposal No. 1.

If you are a beneficial owner of shares held in “street name”, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:
•For the proposal to elect two Class I directors, votes “FOR,” “WITHHOLD,” and broker non-votes; and
•For the proposal to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2026, votes “FOR,” “AGAINST,” and abstentions.
How many votes are needed to approve each proposal?
Proposal One. Directors are elected by a plurality of the votes of the shares present virtually or by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. “Plurality” means that the two director nominees for Class I who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular nominee will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Withheld votes and broker non-votes will have no effect on the outcome of this proposal. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
Proposal Two. The ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2026 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. We do not expect any broker non-votes on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person, by remote communication, or represented by proxy. On the Record Date, there were 123,423,673 shares of our Class A common stock and 69,950,946 shares of our Class B common stock outstanding and entitled to vote.
Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you attend the Annual Meeting by logging in with your control number. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board of Directors
The following table sets forth the names, ages as of March 31, 2025, and certain other information for each of the members of our Board of Directors with terms expiring at the Annual Meeting (two of whom are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board of Directors:

Directors with Terms Expiring at the Annual Meeting/Nominees	Age	Independent	Current Term Expires	Expiration of Term For Which Nominated	Position
Class I Directors(1)
Enrique Salem(4)*	59	☑	2025	—	Director
John W. Thompson(4)**	75	☑	2025	2028	Director
Yvonne Wassenaar(2)	56	☑	2025	2028	Director
Class II Directors(1)
Asheem Chandna(2)(3)	60	☑	2026	—	Director
Ravi Mhatre(3)(4)	58	☑	2026	—	Director
Arvind Nithrakashyap	51		2026	—	Chief Technology Officer and Director
Class III Directors(1)
R. Scott Herren(2)	63	☑	2027	—	Director
Mark D. McLaughlin(3)	59	☑	2027	—	Director
Bipul Sinha	51		2027	—	Chief Executive Officer and Chairman of our Board of Directors
(1)Two Class I director nominees are up for election at the Annual Meeting for a term expiring at the 2028 Annual Meeting of Stockholders. Class II directors will continue in office until the 2026 Annual Meeting of stockholders. Class III directors will continue in office until the 2027 Annual Meeting of Stockholders.
(2)Member of the Audit Committee.
(3)Member of the Compensation Committee.
(4)Member of the Nominating and Corporate Governance Committee.
*    The Nominating and Corporate Governance Committee determined not to nominate Mr. Salem for re-election at the Annual Meeting.
**    Lead Independent Director
Set forth below is biographical information for the Class I director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our Board of Directors to recommend them for board service. We believe that, as a whole, our Board of Directors possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Nominees for Election at the Annual Meeting
John W. Thompson. Mr. Thompson has served as a member of our Board of Directors since January 2018. Since May 2018, Mr. Thompson has served as Venture Partner at Lightspeed Venture Partners, a global technology venture capital firm. From 2012 to December 2023, Mr. Thompson served on the board of directors of Microsoft Corporation, a public technology company. From May 2021 to May 2023, Mr. Thompson served as chairperson of the board of directors of Illumina, Inc., or Illumina, a public genomics technology company. From October 2017 to March 2018, Mr. Thompson served as Executive Advisor at Riverwood Capital Management L.P., or Riverwood Capital, a private equity firm. Prior to Riverwood Capital, Mr. Thompson served as Chief Executive Officer at Virtual Instruments Corporation, a software solutions company, Chief Executive Officer at Symantec Corporation, or Symantec, now known as NortonLifeLock Inc., a public cybersecurity company, and General Manager at International Business Machines Corporation, a public technology company. Mr. Thompson previously served on the board of directors of Symantec from 1999 to 2011. Mr. Thompson holds a Bachelor of Arts in Business Administration from Florida Agricultural and Mechanical University and a master’s degree in Management Science from Massachusetts Institute of Technology, Sloan School of Management. Mr. Thompson was selected to serve on our Board of Directors because of his extensive leadership experience and his knowledge of technology companies.
Yvonne Wassenaar. Ms. Wassenaar has served as a member of our Board of Directors since November 2021. From January 2019 to May 2022, Ms. Wassenaar served as Chief Executive Officer of Puppet, Inc., an information technology automation software company. From June 2017 to September 2018, Ms. Wassenaar served as Chief Executive Officer of Airware, an enterprise drone solutions company. From August 2014 to May 2017, Ms. Wassenaar served in various roles at New Relic, Inc., or New Relic, a public cloud-based observability platform company, most recently as Chief Information Officer. Prior to New Relic, Ms. Wassenaar held various senior positions at VMware, Inc., a public cloud computing and virtualization technology company. Ms. Wassenaar currently serves on the board of directors of Arista Networks, Inc., a public cloud networking company, JFrog Ltd., a public software supply chain company, and Braze, Inc., a public cloud-based software company. Ms. Wassenaar previously served on the boards of directors of Forrester Research, Inc., a public research and advisory company, from June 2017 to May 2025, Anaplan, Inc., a public cloud-based business planning software company, acquired by Thoma Bravo, LLC, from November 2019 to June 2022, and Mulesoft, Inc., a public enterprise software company, acquired by Salesforce, Inc., from December 2017 to May 2018. Ms. Wassenaar also currently serves on the boards of directors of various private companies and non-profit institutions. Ms. Wassenaar holds a Bachelor of Arts in Economics with a specialization in computing from the University of California, Los Angeles and a Master of Business Administration from the UCLA Anderson School of Business. Ms. Wassenaar was selected to serve on our Board of Directors because of her extensive knowledge of the technology industry, her extensive experience in senior leadership positions at technology companies, and her service on the boards of directors of various private and public companies.
Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Asheem Chandna. Mr. Chandna has served as a member of our Board of Directors since March 2015. Since September 2003, Mr. Chandna has served as Partner at Greylock Partners, a venture capital firm. From April 1996 to December 2002, Mr. Chandna served as Vice President, Business Development and Product Management at Check Point Software Technologies Ltd., a public cybersecurity company. He currently serves on the board of directors of a number of privately held companies. Mr. Chandna previously served on the board of directors of Palo Alto Networks, Inc., or Palo Alto Networks, a public cybersecurity company, from April 2005 to December 2022, Imperva, Inc., a public cybersecurity company, acquired by Thoma Bravo, LLC, from July 2003 to June 2013, and Sourcefire, Inc., a public cybersecurity company, acquired by Cisco Systems, Inc., from May 2003 to October 2009. Mr. Chandna holds a Bachelor of Science in Electrical Engineering and a Master of Science in Computer Engineering from Case Western Reserve University. Mr. Chandna was selected to serve on our Board of Directors because of his extensive background with cybersecurity and cloud products, enterprise IT markets, and his experience on the boards of directors of various public and private companies.
Ravi Mhatre. Mr. Mhatre has served as a member of our Board of Directors since January 2014. Mr. Mhatre co-founded Lightspeed Venture Partners, a global technology venture capital firm, and has served as Partner of Lightspeed Venture Partners since August 1999. He currently serves on the board of directors of several private companies. Mr. Mhatre previously served on the boards of directors of Nutanix, Inc., a public enterprise cloud platform company, from July 2010 to April 2021, and Mulesoft, Inc., a public enterprise software company, acquired by Salesforce, Inc., from May 2007 to May 2018. Mr. Mhatre holds a Bachelor of Arts in Economics and a Bachelor of Science in Electrical Engineering from Stanford University and a Master of Business Administration from Stanford University’s Graduate School of Business. Mr. Mhatre was selected to serve on our Board of Directors because of his extensive experience in the venture capital industry, knowledge of technology companies, and service on the boards of directors of various private and public companies.

Arvind Nithrakashyap. Mr. Nithrakashyap is our co-founder and has served as our Chief Technology Officer and as a member of our Board of Directors since January 2014. From March 2010 to January 2014, Mr. Nithrakashyap served as Senior Rocket Scientist at Rocket Fuel Inc., or Rocket Fuel, a public advertisement technology company, acquired by Sizmek Inc. Prior to Rocket Fuel, Mr. Nithrakashyap served as Senior Software Engineer at Pursima, Inc., or Pursima, a data management software company. Prior to Pursima, Mr. Nithrakashyap served as Principal Member of Technical Staff at Oracle Corporation, a public computer technology company. Mr. Nithrakashyap holds a Bachelor of Technology in Computer Science from the Indian Institute of Technology and a master’s degree in Computer Science from the University of Massachusetts Amherst. Mr. Nithrakashyap was selected to serve on our Board of Directors because of the perspective and experience he provides as our co-founder and Chief Technology Officer, as well as his extensive experience with leading product development at technology companies.
Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
R. Scott Herren. Mr. Herren has served as a member of our Board of Directors since November 2021. Since December 2020, Mr. Herren has served as Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a public technology company. From November 2014 to December 2020, Mr. Herren served as Chief Financial Officer of Autodesk, Inc., or Autodesk, a public cloud-based design and engineering software company. Prior to Autodesk, Mr. Herren served in various leadership and financial roles at Citrix Systems, Inc., or Citrix, a public cloud computing company. Prior to Citrix, Mr. Herren spent 16 years in senior strategy and financial positions at FedEx Corporation, a public transportation and e-commerce company, and International Business Machines Corporation, a public technology company. Mr. Herren previously served on the board of directors of Proofpoint, Inc., a public cybersecurity company, acquired by Thoma Bravo, LLC. Mr. Herren holds a Bachelor of Science in Industrial Engineering from Georgia Institute of Technology and a Master of Business Administration from Columbia University. Mr. Herren was selected to serve on our Board of Directors because of his extensive experience in operations, international business, accounting, financial management, and investor relations at publicly held technology companies.
Mark D. McLaughlin. Mr. McLaughlin has served as a member of our Board of Directors since November 2022. Since April 2023, Mr. McLaughlin has served as a director of Snowflake Inc., a public data-cloud company, and since August 2019, Mr. McLaughlin has served as chairperson of the board of directors of QUALCOMM Incorporated, or Qualcomm, a public global semiconductor company, and has served as a member of the board of directors of Qualcomm since July 2015. From August 2011 to December 2022, Mr. McLaughlin served as a member of the board of directors of Palo Alto Networks, a public cybersecurity company. In addition, Mr. McLaughlin served as President and Chief Executive Officer of Palo Alto Networks from August 2011 to June 2018. From February 2000 to July 2011, Mr. McLaughlin served in various roles at VeriSign, Inc., or VeriSign, a public internet infrastructure company, most recently as President and Chief Executive Officer. Prior to VeriSign, Mr. McLaughlin served as Vice President, Sales and Business Development at Signio Inc., an internet payments company, acquired by VeriSign. In January 2011, President Barack Obama appointed Mr. McLaughlin to serve on the President’s National Security Telecommunications Advisory Committee, where he served through April 2023, and from November 2014 to December 2016, he served as the chairperson of the committee. Mr. McLaughlin holds a Bachelor of Science from the U.S. Military Academy at West Point and a Juris Doctorate from Seattle University School of Law. Mr. McLaughlin was selected to serve on our Board of Directors because of his extensive leadership experience and knowledge of the technology industry.
Bipul Sinha. Mr. Sinha is our co-founder and has served as our Chief Executive Officer and as a member of our Board of Directors since January 2014, and as Chairman of our Board of Directors since July 2016. Since January 2014, Mr. Sinha has also served as Venture Partner at Lightspeed Venture Partners, a global technology venture capital firm. From July 2010 to January 2014, Mr. Sinha served as a Partner at Lightspeed Venture Partners. Mr. Sinha previously served on the board of directors of Nutanix, Inc., a public enterprise cloud platform company, from December 2011 to October 2017. Mr. Sinha holds a Bachelor of Technology in Electrical Engineering from the Indian Institute of Technology and a Master of Business Administration from the Wharton School of the University of Pennsylvania. Mr. Sinha was selected to serve on our Board of Directors because of the perspective and experience he provides as our co-founder and Chief Executive Officer, as well as his extensive experience with advising and leading technology companies.
Director Independence and Independence Determinations
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with the listing standards of the New York Stock Exchange (“NYSE”). Our Corporate Governance Guidelines define an “independent” director consistent with the NYSE definition of independence. Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of our Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards.

Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Asheem Chandna, R. Scott Herren, Mark D. McLaughlin, Ravi Mhatre, Enrique Salem, John W. Thompson, and Yvonne Wassenaar are “independent” in accordance with NYSE listing standards applicable to boards of directors in general.
In addition, our Board has affirmatively determined that each of Asheem Chandna, R. Scott Herren, and Yvonne Wassenaar are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and Audit Committee members in particular, and that each of Asheem Chandna, Mark McLaughlin, and Ravi Mhatre are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and Compensation Committee members in particular.
In making these affirmative determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with Rubrik and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership
Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Corporate Governance Committee deems appropriate. Our Corporate Governance Guidelines also provide that, when our Board of Directors does not have an independent chairperson, the independent members of our Board of Directors will designate a “Lead Independent Director.”
At this time, our Board of Directors believes that our current Chief Executive Officer is best situated to serve as Chairman of the Board of Directors. Bipul Sinha co-founded our company and is highly knowledgeable and has longstanding experience with respect to our business, operations and industry and ongoing executive responsibility for the Company. Because Mr. Sinha has served and continues to serve in both these roles, our Board of Directors has appointed a Lead Independent Director, John W. Thompson. As Lead Independent Director, Mr. Thompson provides leadership to our Board of Directors if circumstances arise in which the role of Chief Executive Officer and Chairperson of our Board of Directors may be, or may be perceived to be, in conflict, and performs such additional duties as our Board of Directors may otherwise determine and delegate, including presiding over periodic meetings of our independent directors and coordinating activities of independent directors. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors, and sound corporate governance policies and practices.
Role of our Board of Directors in Risk Oversight
Our Board of Directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate. Our Board of Directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While our full Board of Directors has overall responsibility for evaluating key business risks, its committees monitor and report to our Board of Directors on certain risks while management is responsible for the day-to-day oversight and management of certain risks. The risk oversight process includes receiving regular reports from its committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, data privacy, strategic, and reputational risk. Our Audit Committee monitors our major financial, accounting, legal, compliance, investment, tax, risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal, regulatory, and ethical compliance programs, and directly supervises our internal audit function. Our Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking, and also plans for leadership succession. Our Nominating and Corporate Governance Committee oversees risks associated with director independence and the composition and organization of our Board of Directors, periodically reviews our Global Code of Conduct and Corporate Governance Guidelines, and provides general oversight of our other corporate governance policies and practices.

In connection with its reviews of the operations of our business, our full Board of Directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees. Our Board of Directors appreciates the evolving nature of our business and industry and oversees the monitoring and mitigation of new threats and risks as they emerge. In particular, our Board of Directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents. Our Board of Directors addresses the Company’s cybersecurity risk management as part of its general oversight function and is responsible for overseeing the Company’s cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats. These processes are implemented and maintained by management, including a team led by our Chief Information Security Officer (the “CISO team”), which is responsible for integrating cybersecurity into the Company’s broader risk management strategy, hiring and managing cybersecurity personnel, approving budgets, reviewing security assessments, and helping prepare for and respond to cybersecurity incidents. The Company’s incident response protocols provide for escalation of certain incidents to senior management and, when appropriate, to our Board of Directors. The Board receives periodic reports from the CISO team on significant cybersecurity risks and the Company’s mitigation efforts.
Board and Committee Meetings
Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and actively participate in all meetings of the Board and the committees on which they serve. Our Board of Directors meets periodically during the year to review significant developments affecting Rubrik and to act on matters requiring the approval of our Board of Directors. Our Board of Directors met seven times during our last fiscal year. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Audit Committee met seven times during our last fiscal year. Our Compensation Committee met four times during our last fiscal year. Our Nominating and Corporate Governance Committee met once during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which they had been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which they served during the periods that they served. We encourage our directors to attend our Annual Meeting.
Director Nomination Process and Qualifications
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Nominating and Corporate Governance Committee in accordance with the committee’s charter, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Corporate Governance Guidelines, and the requirements of applicable law. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Amended and Restated Bylaws, using the same criteria to evaluate all such candidates.
In assessing potential candidates, our Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders. In its evaluation of nominees, our Nominating and Corporate Governance Committee will also take into consideration other factors, such as the current size and composition of our Board of Directors and the needs of our Board of Directors and respective committees of our Board of Directors, as well as such factors as business experience, professional backgrounds, diversity, independence, area of expertise, experience, potential conflicts of interest, other commitments, and the like.
Stockholders also have the right under our Amended and Restated Bylaws to directly nominate director candidates, without any action or recommendation on the part of our Nominating and Corporate Governance Committee or our Board of Directors. Information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our Board of Directors is set forth in our Amended and Restated Bylaws and under the heading “Other Information for Stockholders— Stockholder Proposals for the 2026 Annual Meeting of Stockholders”
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Committees of Our Board of Directors
The composition and responsibilities of each of the standing committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our Audit Committee consists of Asheem Chandna, R. Scott Herren, and Yvonne Wassenaar. The chairperson of our Audit Committee is Mr. Herren. Our Board of Directors has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Our Board of Directors has determined that Mr. Herren is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable NYSE requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their prior and current employment.
The primary purpose of our Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•appointing, compensating, retaining and, where appropriate, replacing our independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting, when required;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end results of operations;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing and overseeing related party transactions;
•reviewing our policies on risk assessment and risk management;
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm and the related fees; and
•preparing the audit committee report that the SEC requires in our annual proxy statement.
Our Audit Committee operates under a written charter that satisfies the applicable listing standards of the NYSE.
Compensation Committee
Our Compensation Committee consists of Asheem Chandna, Ravi Mhatre, and Mark D. McLaughlin. The chairperson of our Compensation Committee is Mr. Chandna. Our Board of Directors has determined that each member of our Compensation Committee is independent under the listing standards of the NYSE, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans, and programs, and to review and determine or recommend to our Board of Directors for approval, as applicable, the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•reviewing and recommending to the independent members of our Board of Directors the compensation of our Chief Executive Officer;
•in consultation with our Chief Executive Officer, reviewing and approving the compensation of our other executive officers;
•reviewing and recommending to our Board of Directors the compensation of our non-employee directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, bonus plans, change of control protections, and any other compensatory arrangements for our executive officers and other senior management; and
•reviewing and establishing general policies and programs relating to compensation and benefits of our employees, including our overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of the NYSE.

Processes and Procedures for Compensation Decisions
Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves all compensation decisions relating to our executive officers, and reviews and recommends all compensation decisions relating to our Chief Executive Officer to the independent members of our Board of Directors. Our Compensation Committee consults with our Chief Executive Officer regarding the compensation of our executive officers other than himself.
Our Compensation Committee has adopted an equity award grant policy governing equity awards that are granted to our officers, employees, service providers and members of our Board of Directors. As part of its oversight function, our Compensation Committee reviews the grants awarded under the equity award grant policy. The delegation of authority to our Compensation Committee under the equity award grant policy is not exclusive, and both our Board of Directors and our Compensation Committee retain the right to grant equity awards.
Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. During the fiscal year ended January 31, 2025, our Compensation Committee retained Compensia, Inc. (“Compensia”), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our Compensation Committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the NYSE listing standards, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our Compensation Committee.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee are currently, or have been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of our Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of John W. Thompson, Ravi Mhatre, and Enrique Salem. The chairperson of our Nominating and Corporate Governance Committee is Mr. Thompson. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE. Specific responsibilities of our Nominating and Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•considering and making recommendations to our Board of Directors regarding the composition and chairpersons of the committees of our Board of Directors;
•developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
•overseeing periodic evaluations of our Board of Directors’ performance, including committees of our Board of Directors.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE.

Stockholder Communications with the Board of Directors
Stockholders who wish to communicate with our Board of Directors, our non-management directors, or individual directors may send messages to our Chief Legal Officer at 3495 Deer Creek Road, Palo Alto, CA 94304. In accordance with our Policies and Procedures for Stockholder Communications to non-management directors, our Chief Legal Officer or legal team, in consultation with appropriate directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material). If appropriate, our Chief Legal Officer or legal team will route such communications to the appropriate director(s) or, if none is specified, to the Chairperson of our Nominating and Corporate Governance Committee or our Lead Independent Director after review by the legal team.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to ensure that our Board of Directors has the necessary practices in place to review and evaluate Rubrik’s business operations and make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board of Directors intends to follow with respect to, among other things, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation and director education. Our Corporate Governance Guidelines also require the approval of our Board of Directors for service by any director on more than four additional public company boards. The Corporate Governance Guidelines, as well as the charters for each committee of our Board of Directors, are available to our stockholders at ir.rubrik.com.
Global Code of Conduct
We maintain a Global Code of Conduct that is applicable to all our employees, executive officers and directors. Our Global Code of Conduct is available on our Investor Relations website at ir.rubrik.com under “Governance - Governance Documents”. We expect that any amendments to the Global Code of Conduct, or any waivers of its requirements, will be disclosed on our website, if required by applicable law or the NYSE listing standards. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees, and by the Company itself, that are designed to promote compliance with insider trading laws, rules, and regulations, and applicable NYSE listing standards, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended January 31, 2025.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan, unless done in accordance with our Pledging Policy. Pursuant to our Pledging Policy, only our CEO is eligible to pledge shares of our common stock. In addition, any proposed pledge must receive pre-clearance from our Compliance Officer and must not exceed 20% of the requesting party’s Rubrik securities. Additionally, the requesting party must demonstrate an ability to repay loan amounts without resort to the securities intended to be pledged and the loan or series of loans must not exceed an aggregate principal amount of $50 million.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine members and is divided into three classes and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors, although less than a quorum, or by the sole remaining director, and not by our stockholders, unless our Board of Directors otherwise determines that such vacancy will be filled by our stockholders. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Rubrik.
There are currently three Class I directors, Messrs. Salem and Thompson, and Ms. Wassenaar, all of whose terms of office are set to expire at the Annual Meeting. The Nominating and Corporate Governance Committee recommended, and the Board of Directors nominated, Mr. Thompson and Ms. Wassenaar for re-election to our Board at the Annual Meeting, but the Nominating and Corporate Governance Committee did not recommend, and our Board did not nominate, Mr. Salem for re-election. Our Board approved a reduction in the number of directors constituting our full Board of Directors from nine to eight, effective immediately prior to the Annual Meeting.
Each of these nominees has agreed to stand for re-election at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2028 and until their successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.
All of the nominees have indicated that they will be willing and able to serve as directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF JOHN W. THOMPSON AND YVONNE WASSENAAR AS CLASS I DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommended that stockholders ratify such selection. KPMG has audited our financial statements since 2018. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended January 31, 2025 and January 31, 2024 by KPMG, our principal accountant.

	Fiscal Year Ended January 31,
	2025	2024
Audit Fees(1)	$3,201,870	$2,620,000
Audit-Related Fees(2)	189,000	95,000
Tax Fees(3)	369,535	318,000
All Other Fees	—	—
Total Fees	$3,760,405	$3,033,000
(1)“Audit Fees” consist of fees in connection with the audit of Rubrik, Inc’s consolidated financial statements in our Annual Report on Form 10-K; comfort letters, consents, and assistance with and services provided in connection with our initial public offering such as a review of documents filed with the SEC, including our registration statement on Form S-1 related to our initial public offering in April 2024; the review of interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q; and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees”.
(3)“Tax Fees” consist of fees for professional services for tax compliance, tax advice, and tax planning. This category includes consultation on tax matters and assistance regarding federal, state, and international tax compliance.
Pre-Approval Policies and Procedures
Our Audit Committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services for Independent Auditor. Pursuant to such policy, pre-approval may be given by our Audit Committee or the Chairperson thereof in connection with approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to our full Audit Committee at its next scheduled meeting.
All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our Audit Committee’s pre-approval policies and procedures.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Our Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended January 31, 2025, with management and the independent registered public accounting firm. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, our Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions described above, our Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended January 31, 2025 for filing with the SEC.
THE AUDIT COMMITTEE

R. Scott Herren (Chair)
Asheem Chandna
Yvonne Wassenaar

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of March 31, 2025.

Name	Age	Position(s)
Bipul Sinha	51	Chief Executive Officer
Kiran Choudary	50	Chief Financial Officer
Arvind Nithrakashyap	51	Chief Technology Officer
Brian McCarthy	45	President, Global Field Operations
Biographical information for Messrs. Sinha and Nithrakashyap is included above with the director biographies under the caption “Our Board of Directors”.
Kiran Choudary. Mr. Choudary has served as our Chief Financial Officer since November 2020 and was formerly our Senior Vice President of Finance and Strategy from August 2018 to November 2020. From August 2013 to August 2018, Mr. Choudary served as Vice President of Finance and Strategy at Atlassian Corporation PLC, or Atlassian, a public software technology company. Prior to Atlassian, Mr. Choudary served as Vice President in the Technology Investment Banking group at The Goldman Sachs Group, Inc. Mr. Choudary holds a Bachelor of Technology from the Indian Institute of Technology, a master’s degree in Engineering from the Massachusetts Institute of Technology, and a Master of Business Administration from the Wharton School of the University of Pennsylvania.
Brian McCarthy. Mr. McCarthy has served as our President, Global Field Operations since January 2025, and was formerly our Chief Revenue Officer from February 2021 to January 2025. From September 2018 to February 2021, Mr. McCarthy served as Executive Vice President and Chief Revenue Officer of ThoughtSpot, Inc., a business intelligence analytics search software company. From May 2017 to September 2018, Mr. McCarthy served as Vice President of Sales for AppDynamics, Inc., an application performance management and IT operations analytics company, acquired by Cisco Systems, Inc. Mr. McCarthy holds a Bachelor of Arts in Theology and History from the Franciscan University of Steubenville.
Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended January 31, 2025, were:
•Bipul Sinha, our Chief Executive Officer and Chairperson;
•Kiran Choudary, our Chief Financial Officer; and
•Brian McCarthy, our President, Global Field Operations.
Fiscal Year 2025 Summary Compensation Table
The following table presents all of the compensation awarded to, or earned by, or paid to, our named executive officers for the fiscal years ended January 31, 2025 and January 31, 2024.

Name	Year Ended January 31,	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Bipul Sinha Chief Executive Officer	2025	475,000	(3)	488,750	(4)	—	138,968,009	—	86,849	(5)	140,018,608
	2024	375,000		28,125		—	—	103,125	114,244		620,494
Kiran Choudary Chief Financial Officer	2025	365,000		155,125	(4)	7,873,250	—	—	—		8,393,375
	2024	365,000		27,375		12,028,500	—	100,375	—		12,521,250
Brian McCarthy President, Global Field Operations	2025	550,000		—		7,157,500	—	509,196	—		8,216,696
	2024	550,000		15,000		9,294,750	—	440,053	11,654		10,311,457
(1)Amounts reported represent the aggregate grant date fair value of stock and option awards granted to our named executive officers during the relevant fiscal year, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the option award granted to Mr. Sinha in fiscal year 2025 was calculated in accordance with ASC Topic 718 using a Monte-Carlo simulation model because the option is subject to a market condition. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers. See the section titled “—Equity-Based Incentive Awards” below for additional information.
(2)Amounts reported in this column represent total cash bonuses earned by the named executive officers based on achievement of corporate performance goals as determined by our Compensation Committee (and, with respect to Mr. Sinha, by our Board of Directors) for the relevant fiscal year. For the fiscal years ended January 31, 2024 and January 31, 2025, amounts reported for Mr. McCarthy represent commission-based payments.
(3)In March 2024, upon the recommendation of our Compensation Committee, our Board of Directors approved an increase to Mr. Sinha’s annual base salary to $575,000, effective August 1, 2024.
(4)Amounts reported represent discretionary cash bonuses paid to Messrs. Sinha and Choudary.
(5)Reflects (i) $15,190 in security services paid by us on behalf of Mr. Sinha, (ii) $70,000 in contributions paid by us on behalf of Mr. Sinha to a not-for-profit entity on which Mr. Sinha serves on the board of directors, and (iii) $1,659 in legal fees we have paid on behalf of Mr. Sinha for the review of his grant agreements.
Annual Performance-Based Bonus Opportunity
In addition to base salaries, our named executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual achievement towards these goals. The performance-based bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board of Directors or Compensation Committee establishes. For the fiscal year ended January 31, 2025, Mr. McCarthy was eligible to receive commission-based payments based on the achievement of sales goals.

For the fiscal year ended January 31, 2025, Messrs. Sinha, Choudary, and McCarthy were each eligible to receive a bonus at an annual target of 100%, 50%, and 100%, respectively, of their base salaries based in part on corporate performance objectives related to certain financial metrics and with respect to Mr. McCarthy, sales targets under our sales compensation plan. Following fiscal year-end, our Compensation Committee (and, with respect to Mr. Sinha, our Board of Directors) considered the Company’s achievement of such corporate performance objectives, as well as the performance of Messrs. Sinha and Choudary, and awarded a discretionary cash bonus to each of Messrs. Sinha and Choudary for the fiscal year ended January 31, 2025.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. We believe that our equity awards are an important retention tool for our executives as well as for our other employees.
Historically, we have granted restricted stock unit (“RSU”) awards and stock option awards subject to service-based, performance-based, and/or market-based conditions. Grants to our executives and other employees are made at the discretion of our Compensation Committee (or our Board of Directors, with respect to Mr. Sinha). The Company grants new hire awards on or soon after a new hire’s employment start date and annual refresh grants in the first quarter of each fiscal year. Prior to our initial public offering (“IPO”), all of the equity awards we granted were made pursuant to our 2014 Equity Incentive Plan (“2014 Plan”). Following IPO, we have granted equity awards pursuant to our 2024 Equity Incentive Plan (“2024 Plan”). The terms of equity awards granted to our named executive officers in the fiscal year ended January 31, 2025 are described below.
Mr. Sinha
On June 3, 2022, after carefully considering market data and recommendations from our independent compensation consultant, our Board of Directors approved the grant of a stock option under our 2014 Plan to Mr. Sinha to purchase up to 8,000,000 shares of Class B common stock, contingent and effective upon a listing event, which included our IPO; the option was granted in April 2024. This award was approved in recognition of Mr. Sinha’s instrumental role in achieving our strategic and business goals to date and, more importantly, the significant potential impact of his role on an ongoing basis. This award is designed to provide both multi-year retention incentives for Mr. Sinha and to align achievement of business and operating objectives with long-term stockholder value creation. Our Board of Directors believes that achievement of the Target Stock Values described below would result in significant value for our stockholders over the performance period.
Mr. Sinha’s option is divided into 10 tranches that may be earned as specified in the table below, subject to both (1) a service-based condition and (2) our achievement of Target Stock Value prior to the applicable Option Valuation Expiration Date. “Target Stock Value” with respect to Mr. Sinha’s award is based on the percentage of the price per share at which shares of our Class A common stock were first sold to the public in connection with our IPO ($32) (the “IPO Price”), except as described below in the event of a “sale event.”

Tranche	Number of Shares That May Be Earned	Target Stock Value (% of IPO Price)*	Option Valuation Expiration Date
1	666,667	134%	April 24, 2029
2	666,667	168%
3	666,667	202%
4	666,667	236%
5	666,667	270%	April 24, 2031
6	666,667	303%
7	666,667	337%
8	666,667	371%
9	1,333,332	506%
10	1,333,332	759%
*    Stock price measurement did not commence until expiration of the lock-up period.

For purposes of the option, the Target Stock Value will be achieved on the date when the volume weighted-average price per share of our Class A common stock during a period of 90 consecutive calendar days equals or exceeds the applicable Target Stock Value. The exercise price per share of the option equals $32. Each tranche of the option will vest on the first date following satisfaction of both the service-based condition and the Target Stock Value subject to Mr. Sinha’s continued service with us as our full-time Chief Executive Officer or co-Chief Executive Officer through such date. The shares underlying each tranche will satisfy the service-based condition in 20 equal quarterly installments (rounding down to the nearest whole share, except for the last vesting installment), beginning on January 27, 2022. Each unvested tranche of the option will expire and be forfeited if the Target Stock Value is not achieved on or before the Option Valuation Expiration Date noted in the table above, and each vested tranche will expire and be forfeited on the tenth anniversary of the grant date. As of January 31, 2025, the Target Stock Value for tranches 1 and 2 of the option have been achieved, and a portion of the option has vested, as shown below under “—Outstanding Equity Awards at 2025 Fiscal Year End.”
If a sale event (as defined in our 2014 Plan) occurs, the fair market value of a share will be calculated as of the consummation of such sale event with reference to the consideration payable to the holder of one share in connection with such sale event (with linear interpolation if the common stock value falls between two target stock values). If the Target Stock Value is met as of such sale event, the option will continue to vest subject to Mr. Sinha’s continued performance of services and be subject to any “double-trigger” acceleration provisions provided in any written employment agreement, offer letter or other agreement or arrangement between us and Mr. Sinha, unless otherwise provided. If the stock valuation condition is met as of such sale event and this option is not assumed or continued or substituted for by the successor entity, the option will be deemed to have met the service-based condition effective as of immediately prior to the sale event. To the extent any portion of the option does not meet the Target Stock Value as of the sale event (and is not otherwise vested and exercisable), such portion will terminate in its entirety, unless otherwise provided.
If Mr. Sinha’s continued service with us as our full-time Chief Executive Officer or co-Chief Executive Officer is terminated by us without cause, as a result of Mr. Sinha’s resignation for good reason, or due to Mr. Sinha’s death or disability after achieving the applicable Target Stock Value, such portion of the option will be deemed to have met the service-based condition and be fully vested and exercisable as of the date of termination.
Pursuant to the option terms, shares acquired upon exercise of the option must be held by Mr. Sinha for at least 12 months while he continues to have a service relationship (as defined in our 2014 Plan) with us, unless otherwise provided. Effective April 2025, the holding period no longer applies.
Mr. Choudary
In March 2024, our Compensation Committee granted an RSU award in respect of 275,000 shares of our Class B common stock to Mr. Choudary. The RSU award vests upon satisfaction of both a service-based condition and a performance-based condition. The service-based condition is satisfied as follows: 10% of the shares subject to the RSU award vested on March 15, 2025, 20% of the shares subject to the RSU award vest on March 15, 2026, 35% of the shares subject to the RSU award vest on March 15, 2027, and 35% of the shares subject to the RSU award vest on March 15, 2028, each subject to Mr. Choudary’s continued service with us as of each such date. The performance-based condition was satisfied in connection with our IPO.
Mr. McCarthy
In March 2024, our Compensation Committee granted an RSU award in respect of 250,000 shares of our Class B common stock to Mr. McCarthy. The RSU award vests upon satisfaction of both a service-based condition and a performance-based condition. The service-based condition is satisfied as follows: 10% of the shares subject to the RSU award vested on March 15, 2025, 20% of the shares subject to the RSU award vest on March 15, 2026, 35% of the shares subject to the RSU award vest on March 15, 2027, and 35% of the shares subject to the RSU award vest on March 15, 2028, each subject to Mr. McCarthy’s continued service with us as of each such date. The performance-based condition was satisfied in connection with our IPO.
Agreements with Our Named Executive Officers
We have entered into confirmatory offer letters with each of our named executive officers, which provide for an annual base salary, target annual bonus opportunity, severance benefits pursuant to our Severance Plan (described below under “—Potential Payments upon Termination or Change in Control”) and standard employee benefits generally available to our employees. Each of our named executive officers is employed at-will.
Potential Payments upon Termination or Change in Control
Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation.

Each of our named executive officers is eligible to receive benefits under the terms of our Severance and Change in Control Plan (the “Severance Plan”), which was approved on March 2, 2023. The Severance Plan provides for severance benefits to the named executive officers upon a “change in control termination” (as described below). Upon a change in control termination, each of our named executive officers is entitled to a lump sum payment equal to a portion of his base salary (18 months for Mr. Sinha and 12 months for each of Messrs. Choudary and McCarthy), a lump sum payment equal to 100% of his annual target cash bonus, payment of COBRA premiums for up to 12 months and accelerated vesting of outstanding time-vesting equity awards. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the executive’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, performance will be deemed to be achieved at target, unless otherwise provided in individual award documents). All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against us.
For purposes of the Severance Plan, a “change in control termination” is an involuntary termination without “cause” (and not as a result of death or disability) or a resignation for “good reason” (each as defined in the Severance Plan), in any case that occurs during the period of time beginning three months prior to, and ending 12 months following, a “change in control,” as defined in the Severance Plan, or the “change in control period.”
Each of our named executive officers’ equity awards is further subject to the terms of our 2024 Plan or 2014 Plan, as applicable, and the relevant award agreement thereunder.
Other Compensation and Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We also provide a cell phone allowance to all of our employees, including our named executive officers other than Mr. Sinha. Other than such broad-based benefits and our 401(k) plan as described below, we generally do not provide perquisites or personal benefits to our named executive officers.
Our named executive officers did not participate in, or earn any benefits under, any pension or nonqualified deferred compensation plan sponsored by us during the fiscal year ended January 31, 2025. Our Board of Directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Employee 401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to make pre-tax and after-tax contributions of eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and pre-tax contributions and earnings on pre-tax and after-tax contributions are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Outstanding Equity Awards at 2025 Fiscal Year End
The following table presents information regarding outstanding equity awards held by our named executive officers as of January 31, 2025.

		Option Awards							Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price per share ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)(2)
Bipul Sinha	4/24/2024	799,992	533,342	(3)	6,666,666	(3)	32.00	4/23/2034
Kiran Choudary	9/18/2018	12,515					7.99	9/17/2028
	9/18/2018	71,935					7.99	9/17/2028
	4/13/2022								35,938	(4)	2,633,177
	3/24/2023								475,000	(5)	34,803,250
	3/25/2024								275,000	(6)	20,149,250
Brian McCarthy	3/30/2021								56,250	(7)	4,121,438
	4/13/2022								31,250	(4)	2,289,688
	3/24/2023								375,000	(8)	27,476,250
	3/25/2024								250,000	(6)	18,317,500
(1)All of the options were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors or Compensation Committee.
(2)The amount is calculated using a value of $73.27 per share, which was the closing price of our Class A common stock on the NYSE on January 31, 2025, the last trading day of fiscal year 2025.
(3)The shares subject to the option vest in twenty equal quarterly installments measured from January 27, 2022 and the Company’s achievement of specified market valuations, subject to Mr. Sinha’s continued service to us through each applicable vesting date as our full-time CEO or co-CEO. See the section titled “—Equity-Based Incentive Awards” above for additional information.
(4)The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied in 16 equal quarterly installments, measured from March 15, 2022, subject to the named executive officer’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.
(5)The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied in four annual installments, measured from March 15, 2023, in respect of 75,000, 125,000, 150,000, and 200,000 shares, respectively, subject to the named executive officer’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.
(6)The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied in four annual installments, commencing March 15, 2024, in respect of 10%, 20%, 35%, and 35% of the shares subject to the RSU, respectively, subject to the named executive officer’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.
(7)The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied as to 25% of the RSUs on the first anniversary of the vesting commencement date of March 15, 2021, and the remaining RSUs vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.
(8)The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied in four annual installments, measured from March 15, 2023, in respect of 50,000, 100,000, 125,000, and 150,000 shares, respectively, subject to the named executive officer’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company grants stock options to its employees, including the named executive officers, from time to time. The Company does not maintain any written policies on the timing of awards of stock options, stock appreciation rights or similar instruments with option-like features. The Compensation Committee will consider whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of any stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI to benefit the recipients of such awards. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K. Our Compensation Committee will continue to evaluate our equity grant policies as we continue to evolve and grow as a public company.
Limitations of Liability and Indemnification Matters
Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law allows a corporation to provide that its directors will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our Amended and Restated Certificate of Incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our Amended and Restated Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our Amended and Restated Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that our Amended and Restated Certificate of Incorporation and these Amended and Restated Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of January 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by security holders(4)	31,826,508	$27.80	61,791,675
Equity compensation plans not approved by security holders	—	—	—
Total	31,826,508	—	61,791,675
(1)Includes the 2014 Plan and the 2024 Plan but does not include future rights to purchase Class A common stock under our 2024 Employee Stock Purchase Plan (the “2024 ESPP”), which depend on a number of factors described in our 2024 ESPP and will not be determined until the end of the applicable purchase period.
(2)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(3)The shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2014 Plan, 2024 Plan and 2024 ESPP will be added back to the shares of common stock available for issuance under our 2024 Plan. We no longer make grants under our 2014 Plan.
(4)The 2024 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on February 1 of each year for a period commencing on February 1, 2025 and ending on (and including) February 1, 2034, in an amount equal to 5% of the total number of shares of Class A common stock and Class B common stock outstanding on January 31 of the preceding fiscal year; provided that our Board of Directors may act prior to February 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock. In addition, the 2024 ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on February 1 of each year for a period commencing on February 1, 2025 and ending on (and including) February 1, 2034, in an amount equal to the lesser of (i) 1% of the total number of shares of Class A common stock and Class B common stock outstanding on January 31 of the preceding year, and (ii) 9,214,605 shares of Class A common stock; or such lesser number of shares of Class A common stock as determined by our Board of Directors prior to February 1st of a given year. Accordingly, on February 1, 2025, the number of shares of Class A common stock available for issuance under the 2024 Plan and the 2024 ESPP increased by 9,488,340 shares and 1,897,668 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table shows for the fiscal year ended January 31, 2025 certain information with respect to the compensation of our non-employee directors, other than Bipul Sinha, our Chief Executive Officer and Chairperson, and Arvind Nithrakashyap, our Chief Technology Officer, each also a member of our Board of Directors but did not receive any additional compensation for service as a director. The compensation of Mr. Sinha as a named executive officer is set forth below under “Executive Compensation—Fiscal Year 2025 Summary Compensation Table”:

Director	Stock Awards ($) (1) (2)	Total ($)
Asheem Chandna	35,834	35,834
R. Scott Herren	35,834	35,834
Mark D. McLaughlin	10,210	10,210
Ravi Mhatre	15,348	15,348
Enrique Salem	5,071	5,071
John W. Thompson	66,597	66,597
Yvonne Wassenaar	10,210	10,210
(1)Amounts reported represent the aggregate grant date fair value of RSUs granted to our directors during the fiscal year ended January 31, 2025 under our 2024 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025. This amount does not reflect the actual economic value that may be realized by the non-employee director. Each of the RSUs reflected in the table above represent the retainer RSU grant(s) (as described below) automatically granted to each relevant director on January 15th of the applicable fiscal year for service to the Company during such fiscal year. Each retainer RSU grant was fully vested as of the date of the grant.
(2)The following table sets forth information on the aggregate number of shares of our common stock underlying outstanding and unexercised stock options and unvested RSUs held by our non-employee directors as of January 31, 2025:

Director	Number of RSUs Outstanding as of January 31, 2025	Number of Shares Underlying Outstanding Options as of January 31, 2025
Asheem Chandna	—	—
R. Scott Herren	—	—
Mark D. McLaughlin	16,668	—
Ravi Mhatre	—	—
Enrique Salem	—	—
John W. Thompson	25,002	165,946
Yvonne Wassenaar	—	—
Non-Employee Director Compensation Policy
Our Board adopted a non-employee director compensation policy in March 2024 that became effective in April 2024. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board of Directors:
Retainer RSU Grants
For each fiscal year following the initial fiscal year (as defined below), each eligible non-employee director will be granted a retainer RSU grant with an aggregate grant value determined based on specific service to our Board of Directors and committees of our Board of Directors during the fiscal year, as provided below:
•retainer RSU grant for service as lead independent director with value of $50,000;
•retainer RSU grant for service as a member of our Audit Committee with value of $10,000 and retainer RSU grant for service as chair of our Audit Committee with value of $35,000 (in lieu of the committee member service grant);
•retainer RSU grant for service as a member of our Compensation Committee with value of $10,000 and retainer RSU grant for service as chair of our Compensation Committee with value of $25,000 (in lieu of the committee member service grant); and

•retainer RSU grant for service as a member of our Nominating and Corporate Governance Committee with value of $5,000 and retainer RSU grant for service as chair of our Nominating and Corporate Governance Committee with value of $15,000 (in lieu of the committee member service grant).
Each retainer RSU grant will automatically be granted on January 15th of the applicable fiscal year and will be fully vested. The number of RSUs subject to each retainer RSU grant will be determined by dividing the aggregate retainer RSU grant value that such eligible non-employee director is eligible to receive by the closing price per share of our Class A common stock on the trading day immediately preceding the applicable grant date, rounded down to the nearest whole share.
Initial RSU Grants
Each new eligible non-employee director who joins our Board of Directors will automatically receive an initial RSU grant with an aggregate grant date value of $950,000. The number of RSUs subject to each initial RSU grant will equal (i) the grant date fair value set forth in the previous sentence divided by (ii) the 20-trading day average share price of our Class A common stock for the period ending on the date such director was initially elected or appointed to our Board of Directors, rounded down to the nearest whole share. The initial RSU grants will vest over a three-year period in 12 successive equal quarterly installments. The “initial fiscal year” refers to the fiscal year in which such eligible non-employee director’s initial RSU grant is granted.
Annual RSU Grants
On the date of each annual meeting of our stockholders (the “annual meeting”), each eligible non-employee director (excluding any director whose initial fiscal year falls in the same fiscal year as such annual meeting) will automatically receive an annual RSU grant with an aggregate grant date value of $250,000; provided, however, that no eligible non-employee director who was serving on our Board of Directors as of the effective date will be eligible for an annual RSU grant until the date of the annual meeting held in 2025. The number of RSUs subject to each annual RSU grant will equal (i) the grant date fair value set forth in the previous sentence divided by (ii) the 20-trading day average share price of our Class A common stock for the period ending on the date of the applicable annual meeting, rounded down to the nearest whole share. The annual RSU grants will vest over a one-year period, in four successive equal quarterly installments.
Terms of RSU Grants
The vesting of each non-employee director’s RSU grant made pursuant to the compensation policy is subject to such director’s continuous service with us as of the applicable vesting date. Each of the RSUs granted to our non-employee directors under the compensation policy or otherwise that are unvested as of a Change in Control (as defined in the 2024 Plan) will automatically vest upon such change in control for each director who remains in continuous service with us through the date of such change in control. Pursuant to the compensation policy, the compensation described above will be subject to the limits on non-employee director compensation set forth in the 2024 Plan.
Expenses
We have reimbursed and will continue to reimburse all of our non-employee directors for their ordinary, necessary and reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2025 by:
•each named executive officer
•each of our directors;
•our executive officers and directors as a group; and
•each person or entity known by us to own beneficially more than 5% of our capital stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentages are based on 122,186,850 shares of Class A common stock and 71,060,455 shares of Class B common stock as of March 31, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Rubrik, Inc. 3495 Deer Creek Road, Palo Alto, CA 94304.

	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Shares	%	Shares	%
5% Stockholders
Entities affiliated with Lightspeed(1)	13,213	*	22,443,211	31.6	29.1
Entities affiliated with Greylock Partners(2)	2,486,916	2.0	7,460,743	10.5	9.8
The Vanguard Group(3)	6,328,184	5.2	—	*	*
Arvind Jain	—	*	11,404,364	16.0	14.8
Named Executive Officers and Directors
Bipul Sinha(4)	56,652	*	13,300,633	18.4	17.0
Kiran Choudary(5)	413,458	*	84,450	*	*
Brian McCarthy(6)	433,909	*	—	*	*
Arvind Nithrakashyap(7)	219,279	*	10,685,265	15.0	13.8
Asheem Chandna(8)	3,079,320	2.5	7,460,743	10.5	9.9
R. Scott Herren(9)	537	*	75,000	*	*
Mark D. McLaughlin(10)	153	*	54,560	*	*
Ravi Mhatre(11)	341,066	*	22,443,211	31.6	29.1
Enrique Salem(12)	76	*	2,759,640	3.9	3.6
John W. Thompson(13)	998	*	1,117,364	1.6	1.4
Yvonne Wassenaar(14)	153	*	42,000	*	*
All executive officers and directors as a group (11 persons) (15)	4,545,601	3.7	58,022,866	79.8	73.9
*     Less than one percent
†    Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 20 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(1)Represents (i) 9,989,816 shares of Class B common stock held of record by Lightspeed Venture Partners IX, L.P. (“Lightspeed IX”); (ii) 4,511,457 shares of Class B common stock held of record by Lightspeed SPV I, LLC (“Lightspeed SPV I”); (iii) 3,247,511 shares of Class B common stock held of record by Lightspeed SPV I-B, LLC (“Lightspeed SPV I-B”); (iv) 2,273,358 shares of Class B common stock held of record by Lightspeed SPV I-C, LLC (“Lightspeed SPV I-C”); (v) 2,319,410 shares of Class B common stock held of record by Lightspeed Venture Partners Select II, L.P. (“Lightspeed Select II”); (vi) 101,659 shares of Class B common stock held of record by Lightspeed Venture Partners X, L.P. (“Lightspeed X”); and (vii) 13,213 shares of Class A common stock held of record by Lightspeed Management Company, L.L.C. (“LMC”). Lightspeed Ultimate General Partner IX, Ltd. (“LUGP IX”), serves as the sole general partner of Lightspeed General Partner IX, L.P. (“LGP IX”), which serves as the sole general partner of Lightspeed IX. Barry Eggers, Ravi Mhatre, and Peter Nieh are directors of LUGP IX and share voting and dispositive power over the shares held by Lightspeed IX. LS SPV Management, LLC (“LS SPV”), serves as the sole manager of each of Lightspeed SPV I, Lightspeed SPV I-B, and Lightspeed SPV I-C. Messrs. Eggers, Mhatre, and Nieh are managing members of LS SPV and share voting and dispositive power over the shares held by each of Lightspeed SPV I, Lightspeed SPV I-B, and Lightspeed SPV I-C. Lightspeed Ultimate General Partner Select II, Ltd. (“LUGP Select II”), serves as the sole general partner of Lightspeed General Partner Select II, L.P. (“LGP Select II”), which serves as the sole general partner of Lightspeed Select II. Messrs. Eggers, Mhatre, and Nieh are directors of LUGP Select II and share voting and dispositive power over the shares held by Lightspeed Select II. Lightspeed Ultimate General Partner X, Ltd. (“LUGP X”), serves as the sole general partner of each of Lightspeed General Partner X, L.P. (“LGP X”), which serves as the sole general partner of Lightspeed X. Messrs. Eggers, Mhatre, and Nieh are directors of LUGP X and share voting and dispositive power over the shares held by each of Lightspeed X. Messrs. Eggers, Mhatre, and Nieh are the managing members of LMC and share voting and dispositive power with respect to the shares held by LMC. Mr. Mhatre is a director of the Issuer and files separate Section 16 reports. The address for Lightspeed Venture Partners is 2200 Sand Hill Road, Menlo Park, California 94025.
(2)Represents (i) 2,238,224 shares of Class A common stock and 6,714,671 shares of Class B common stock held of record by Greylock XIV Limited Partnership (“Greylock XIV LP”); (ii) 124,346 shares of Class A common stock and 373,036 shares of Class B common stock held of record by Greylock XIV-A Limited Partnership (“Greylock XIV-A LP”); and (iii) 124,346 shares of Class A common stock and 373,036 shares of Class B common stock held of record held by Greylock XIV Principals LLC (“Greylock XIV Principals”). Greylock XIV GP LLC (“Greylock XIV GP”), is the general partner of Greylock XIV and Greylock XIV-A, and the manager of Greylock XIV Principals. Greylock XIV GP may be deemed to share voting and dispositive power with regard to the shares held directly by Greylock XIV LP, Greylock XIV-A LP, and Greylock XIV Principals and may be deemed to have indirect beneficial ownership of an indeterminate number of such shares. William W. Helman, Reid Hoffman, David Sze, Donald Sullivan, and Asheem Chandna share voting and investment power over the shares held by the Greylock XIV LP, Greylock XIV-A LP, and Greylock XIV Principals. The address for these entities is 2550 Sand Hill Road, Menlo Park, California 94025.
(3)Based solely on information reported on a Schedule 13G filed by The Vanguard Group with the SEC, on January 31, 2025. The Vanguard Group has sole voting power with respect to none of the shares, shared voting power with respect to 15,419 of the shares of Class A common stock, sole dispositive power with respect to 6,247,030 of the shares of Class A common stock, and shared dispositive power with respect to 81,154 of the shares of Class A common stock. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Represents (i) 56,652 shares of Class A common stock and 12,000,646 shares of Class B common stock held by Mr. Sinha; and (ii) 1,299,987 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2025, all of which are vested as of such date.
(5)Represents (i) 413,458 shares of Class A common stock held by Mr. Choudary; and (ii) 84,450 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2025, all of which are vested as of such date.
(6)Represents 433,909 shares of Class A common stock held by Mr. McCarthy.
(7)Represents (i) 219,279 shares of Class A common stock and 10,404,015 shares of Class B common stock held of record by Mr. Nithrakashyap; (ii) 200,000 shares of Class B common stock held of record by Arvind Nithrakashyap, as Trustee of the Nithrakashyap/Chatterjee Revocable Trust, of which Mr. Nithrakashyap is trustee and shares voting and dispositive power with his spouse; and (iii) 81,250 shares of Class B common stock that may be acquired upon the settlement of outstanding RSUs within 60 days of March 31, 2025.
(8)Represents (i) 564,514 shares of Class A common stock held of record by Mr. Chandna; (ii) 4,648 of Class A common stock held of record by Asheem Chandna and Aarti Chandna, trustees of the Chandna Children's Trust dated 12/23/2012 of which Mr. Chandna is a co-trustee and shares voting and dispositive power with his spouse; (iii) 23,242 of Class A common stock held of record by The Revocable Trust of Asheem Chandna and Aarti Chandna, UDT 4/13/98 of which Mr. Chandna is a co-trustee and shares voting and dispositive power with his spouse; and (iv) the shares listed in footnote (2). Mr. Chandna, one of our directors, is a partner at Greylock Partners and, may be deemed to exercise voting and investment discretion with respect to such shares.
(9)Represents 537 shares of Class A common stock and 75,000 shares of Class B common stock held by Mr. Herren.
(10)Represents (i) 153 shares of Class A common stock and 33,332 of Class B common stock held of record by Mr. McLaughlin; and (ii) 21,228 shares held of record by McLaughlin Revocable Living Trust, of which Mr. McLaughlin is a co-trustee and shares voting and dispositive power with his spouse.
(11)Represents (i) 28,526 shares of Class A common stock held of record by Mr. Mhatre; (ii) 250,101 of Class A common stock held of record by Mhatre Investments LP - Fund 2, of which Mr. Mhatre serves as trustee of the general partner of Mhatre Investments LP - Fund 2; (iii) 48,577 of Class A common stock held of record by Mhatre Investments LP - Fund 3, of which Mr. Mhatre serves as trustee of the general partner of Mhatre Investments LP - Fund 3; (iv) 649 of Class A common stock held of record Mhatre 2011 Irrevocable Children's Trust, of which Mr. Mhatre is a trustee; and (v) the shares listed in footnote (1). Mr. Mhatre, one of our directors, is a partner of Lightspeed Venture Partners and may be deemed to exercise voting and investment discretion with respect to such shares.
(12)Represents (i) 76 shares of Class A common stock held of record by Mr. Salem; and (ii) 2,759,640 shares of Class B common stock held of record by Bain Capital Venture Fund 2019, L.P., Bain Capital Venture Coinvestment Fund II, L.P., BCV 2019-MD Primary, L.P., BCV 2019-MD Coinvestment II, L.P., BCIP Venture Associates II, L.P., and BCIP Venture Associates II-B, L.P. (collectively, the “Bain Capital Venture Entities”). The governance, investment strategy and decision-making process with respect to the investments held by the Bain Capital Venture Entities is directed by the Executive Committee of Bain Capital Venture Investors, LLC (“BCVI”). Mr. Salem is a Partner of BCVI and a member of the Executive Committee. As a result Mr. Salem may be deemed to share voting and dispositive power with respect to all of the securities held by the Bain Capital Venture Entities. The address for these entities is 200 Clarendon Street, Boston, Massachusetts 02116.

(13)Represents (i) 998 shares of Class A common stock and 24,999 of Class B common stock held of record by Mr. Thompson; (ii) 926,419 of shares Class B common stock held of record by John and Sandra Thompson Trust, of which Mr. Thompson is a co-trustee and shares voting and dispositive power with his spouse; and (iii) 165,946 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2025, all of which are vested as of such date.
(14)Represents 153 shares of Class A common stock and 42,000 shares of Class B common stock held by Ms. Wassenaar.
(15)Represents (i) 4,545,601 shares of Class A common stock and 56,391,233 shares of Class B common stock beneficially owned by our current executive officers and directors as a group; (ii) 1,550,383 shares subject to options exercisable within 60 days of March 31, 2025, all of which are vested as of such date; and (iii) 81,250 shares that may be acquired upon the settlement of outstanding RSUs within 60 days of March 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable offerings or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
Certain Related Person Transactions
Investor Rights Agreement
We are party to an amended and restated investor rights agreement (“IRA”), with certain holders of our capital stock, including Mr. Sinha, our Chief Executive Officer; Mr. Nithrakashyap, our Chief Technology Officer; Mr. Jain, a holder of more than 5% of our outstanding capital stock; entities affiliated with Lightspeed, which holds greater than 5% of our outstanding capital stock and are affiliated with our director, Mr. Mhatre; entities affiliated with Greylock, which holds great than 5% of our outstanding capital stock and are affiliated with our director, Mr. Chandna; and entities affiliated with our director, Mr. Salem, as well as other holders of our common stock. The IRA provides certain holders of our redeemable convertible preferred stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2026 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meeting of Stockholders or nominate persons for election to the Board.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2026 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2026 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than January 13, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2026 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by our Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2025 Annual Meeting of Stockholders, unless the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2025 Annual Meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 25, 2026 and no later than March 27, 2026. If the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company.
Notices of any proposals or nominations for the Company’s 2026 Annual Meeting of Stockholders should be sent to the Secretary of the Company at 3495 Deer Creek Road, Palo Alto, CA 94304. A courtesy copy should also be submitted by email to ir@rubrik.com.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

OTHER MATTERS
Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC.
Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during last Completed Fiscal Year, except that Mr. Chandna late filed one report (for the conversion of Class B common stock) and Mr. Choudary late filed two reports (one for the exercise of vested options, subsequent conversion of Class B common stock and subsequent sale made pursuant to a Rule 10b5-1 trading plan and one for a sale made pursuant to a Rule 10b5-1 trading plan), each due to an administrative error.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website ir.rubrik.com and click on “Financials”. Copies of our Annual Report on Form 10-K for the year ended January 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Rubrik by mail at 3495 Deer Creek Rd, Palo Alto, CA 94304, by telephone at 844-478-2745, or by email at ir@rubrik.com.
* * *
Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Bipul Sinha
Bipul Sinha
Chief Executive Officer and Chairman
May 13, 2025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 24, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RBRK2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 24, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73187-P31557

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RUBRIK, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class I directors of Rubrik, Inc., each to hold office until the 2028 Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John W. Thompson
02) Yvonne Wassenaar

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the selection of KPMG LLP as Rubrik, Inc.'s independent registered public accounting firm for our fiscal year ending January 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V73188-P31557

RUBRIK, INC.
Annual Meeting of Stockholders
June 25, 2025 2:00 PM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bipul Sinha, Kiran Choudary, and Peter McGoff as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of RUBRIK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM PT, on June 25, 2025, virtually via www.virtualshareholdermeeting.com/RBRK2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side